UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
January 16, 2002
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Item 5.   Other Events.

On January 16, 2002, the Registrant issued a press release announcing that it has formed a new agency to acquire certain assets of InsureOne and renewal rights of Gallant and Valor non-standard auto policies. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
   (c)       Exhibits

                            Exhibit No.          Description
                               99.1                  Press Release dated January 16, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of January 16, 2002.

VESTA INSURANCE GROUP, INC.

By:   /s/   Donald W. Thornton
Its:          Senior Vice President --
              General Counsel and Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                        Contact:   Charles R. Lambert
                                                                                                                             Manager – Investor Relations
                                                                                                                             (205) 970-7030
                                                                                                                             CLambert@vesta.com

VESTA INSURANCE GROUP FORMS NEW AGENCY TO ACQUIRE CERTAIN ASSETS OF INSUREONE AND RENEWAL RIGHTS FOR GALLANT AND VALOR NON-STANDARD AUTO POLICIES

Vesta Also Increases Majority Ownership in Instant Auto

     BIRMINGHAM, Ala., - January 16, 2002 - Vesta Insurance Group, Inc. (NYSE: VTA) continues to execute its non-standard automobile retail growth strategy with the formation of a new insurance agency and the acquisition of certain assets of InsureOne Independent Insurance Agency, Inc., a non-standard insurance agency headquartered in Chicago which operates in the Midwest, and renewal rights to the non-standard auto business of InsureOne's insurance company affiliates, Gallant Insurance Company and Valor Insurance Company. As part of the transaction, Affirmative Insurance Company, a member of the Vesta Insurance Group, has entered into an agreement to reinsure Gallant and Valor unearned premium effective January 1, 2002.

     Gallant and Valor currently have in excess of $100 million in annualized non-standard automobile premium, of which $36 million was unearned as of January 1, 2002. InsureOne has more than 100 offices in Illinois, Indiana, Kansas, Wisconsin and Missouri. The transaction received approval from the Illinois Department of Insurance.

     "Growth in our non-standard automobile segment is an integral piece of our corporate strategy," said James E. Tait, Chairman of Vesta. "InsureOne and Gallant and Valor agents have the market position, infrastructure, reputation and people in place to drive profitable growth throughout the Midwest and into new markets."

     As part of the transaction, Vesta will form a new insurance agency which will operate under the InsureOne name. The new agency and other Vesta affiliates will acquire the infrastructure, information systems and other fixed assets of InsureOne, together with certain related assets of Gallant and Valor, for approximately $14 million in cash.

     Separately, Vesta also announced that it has increased its majority ownership in its Instant Auto subsidiary to approximately 90% from 52% through the issuance of 1,500,000 shares of Vesta common stock to a minority shareholder.

     The combination of these two transactions furthers Vesta's strategic goal of entering the non-standard market. Vesta management expects InsureOne to utilize Instant Auto's management and distribution expertise and to develop further synergies between InsureOne and Instant Auto under the leadership of Thomas E. Mangold.

     In December 2001, Vesta completed a debt for equity swap and issued approximately 300,000 shares of common stock in exchange for $3 million face value of the Company's 8.525% Deferrable Capital Securities due 2027. As a result of this transaction, Vesta will eliminate approximately $255,000 in annual interest obligations.

About Vesta Insurance Group, Inc.

     Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

This news release indicates management's beliefs, plans or objectives with respect to the transaction announced herein including premium volume and development of synergies between Instant Auto and InsureOne. These indications, whether expressed or implied, are only predictions and should be considered "forward-looking statements" under applicable securities laws. You should be aware that Vesta's actual operations and financial performance may differ materially from those reflected in these forward-looking statements. Please refer to the documents Vesta files from time to time with the Securities and Exchange Commission, specifically Vesta's most recent Form 10-K and Exhibit 99.1 attached thereto, and the prospectus dated June 20, 2001, which contains and identifies additional important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

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